                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Marsh Supermarkets, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     MARSH

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 6, 1996

TO THE SHAREHOLDERS OF
MARSH SUPERMARKETS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Marsh Supermarkets, Inc. (the "Corporation") will be held at the principal executive offices of the Corporation, 9800 Crosspoint Boulevard, Indianapolis, Indiana, on Tuesday, August 6, 1996, at 10 o'clock A.M. (Eastern Standard Time), for the following purposes:

          1. To elect four directors for terms of three years each and until their successors are duly elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, June 3, 1996, as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     You are cordially invited to attend this meeting. Whether or not you expect to attend the meeting, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage prepaid envelope.

     By order of the Board of Directors.

                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 27, 1996

                            MARSH SUPERMARKETS, INC.
                           9800 CROSSPOINT BOULEVARD
                        INDIANAPOLIS, INDIANA 46256-3350

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 6, 1996

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Marsh Supermarkets, Inc. (the "Corporation") in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held pursuant to the accompanying Notice of Annual Meeting, and at any adjournment of such meeting. This Proxy Statement and the accompanying proxy are being first mailed to shareholders on or about June 27, 1996.

                               VOTING SECURITIES

     At June 3, 1996, the Corporation had outstanding 3,850,698 shares of Class A Common Stock and 4,544,855 shares of Class B Common Stock. Each share of Class A Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Shares of Class B Common Stock are non-voting with respect to the matters before the Annual Meeting. Only Class A Common Stock shareholders of record at the close of business on Monday, June 3, 1996, will be entitled to vote at the Annual Meeting and at any adjournment thereof.

                   PROXY, VOTING AND METHOD OF COUNTING VOTES

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the shareholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in favor of such matter. Shares represented by proxies which are marked "abstain" with respect to any matter before the Annual Meeting will be considered only for the purpose of determining the presence of a quorum at the meeting, but will neither be counted nor have any effect on the vote with respect to such matter. Similarly, shares beneficially owned by persons who do not provide voting instructions on a matter before the Annual Meeting with respect to which a broker is prohibited from exercising discretionary authority will be deemed present at the meeting for quorum purposes, but will not be included in the vote total with respect to such matter. Brokers are not prohibited from exercising discretionary authority with respect to each matter before the Annual Meeting except to the extent they receive instructions to the contrary from their clients at least 10 days prior to the Annual Meeting. Any shareholder executing and delivering a proxy has the right to revoke it at any time before the authority granted thereby is exercised by the due execution of another proxy bearing a later date or by written notice to the Secretary of the Corporation. Shareholders who are present in person at the Annual Meeting may revoke their proxy and vote in person if they so desire.

                            SOLICITATION OF PROXIES

     This solicitation of proxies is being made by the Board of Directors of the Corporation and the expenses thereof will be borne by the Corporation. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, telecopier or personal interview by officers of the Corporation who will not be additionally compensated therefor, and by D. F. King & Co., Inc., which has been engaged to distribute proxies and solicit votes for a fee estimated not to exceed $3,000, plus reimbursement of out-of-pocket expenses. The Corporation expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy material to beneficial owners.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of ten members, each of whom is elected to serve for a term of three years. Four directors will be elected at the Annual Meeting to serve until the Annual Shareholders Meeting in 1999 and until their successors are duly elected and qualified. Proxies representing shares of Class A Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the four nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors and, except for J. Michael Blakley, were elected as directors at the 1993 Annual Shareholders Meeting. Mr. Blakley was elected by the Board of Directors on February 16, 1996 to fill the vacancy created by an amendment to the By-Laws of the Corporation increasing the number of directors to ten. All nominees have consented to serve if elected, but should any nominees be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. The nominees shall be elected by a plurality of the votes cast in the election by the holders of the Class A Common Stock represented and entitled to vote at the Annual Meeting, assuming the existence of a quorum.

     Biographical and other information for each nominee and for each incumbent director is set forth below:

                          NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR
                              AND BUSINESS EXPERIENCE                                  SINCE
- ------------------------------------------------------------------------------------  --------
     NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 1999 ANNUAL MEETING:
CHARLES R. CLARK, 62................................................................    1978
  Partner, Beasley Gilkison Retherford Buckles & Clark, Attorneys at Law, Muncie,
  Indiana. See Note (1).
C. ALAN MARSH, 54...................................................................    1968
  Vice Chairman of the Board and Senior Vice-President, Corporate Development, of
  the Corporation; son of Garnet R. Marsh and brother of Don E. Marsh and William L.
  Marsh. See Note (1).
JAMES K. RISK, III, 54..............................................................    1986
  President and Chief Executive Officer, Kirby Risk Corporation, Lafayette, Indiana
  (a wholesale electrical equipment distributor); director, Bindley-Western
  Industries, Inc., Indianapolis, Indiana (a wholesale pharmaceutical distributor).
  See Note (3).
J. MICHAEL BLAKLEY, 55..............................................................    1996
  Chairman of the Board of Directors and Chief Executive Officer, The Blakley
  Corporation, Indianapolis, Indiana (a full service flooring company).
     INCUMBENT DIRECTORS PREVIOUSLY ELECTED TO SERVE UNTIL THE 1997 ANNUAL MEETING:
DON E. MARSH, 58....................................................................    1959
  Chairman of the Board, President and Chief Executive Officer of the Corporation;
  son of Garnet R. Marsh and brother of C. Alan Marsh and William L. Marsh;
  director, Indiana Energy Incorporated, Indianapolis, Indiana (a gas utility company); director, National City Bank, Indiana, Indianapolis, Indiana; director,
  Nash Finch Company, Minneapolis, Minnesota (a supermarket chain). See Notes (1),
  (2) and (4).
WILLIAM L. MARSH, 52................................................................    1991
  Vice President-General Manager, Property Management, of the Corporation; son of
  Garnet R. Marsh and brother of Don E. Marsh and C. Alan Marsh.
STEPHEN M. HUSE, 53.................................................................    1985
  President and Chief Executive Officer, Huse Food Group, Incorporated, Bloomington,
  Indiana (a retail restaurant management company); director, KeyBank, Indiana,
  Indianapolis, Indiana; director, Signature Inn, Inc., Indianapolis, Indiana (a regional motel chain). See Notes (1), (2) and (3).

                          NAME, AGE, PRINCIPAL OCCUPATION                             DIRECTOR
                              AND BUSINESS EXPERIENCE                                  SINCE
- ------------------------------------------------------------------------------------  --------
     INCUMBENT DIRECTORS PREVIOUSLY ELECTED TO SERVE UNTIL 1998 ANNUAL MEETING:
JACK E. BUCKLES, 69.................................................................    1972
  Partner, Beasley Gilkison Retherford Buckles & Clark, Attorneys at Law, Muncie,
  Indiana. See Note (3).
K. CLAY SMITH, 58...................................................................    1989
  President and Chief Executive Officer, Underwood Machinery Transport Company,
  Inc., Indianapolis, Indiana (a heavy equipment transport company); director,
  Bindley-Western Industries, Inc., Indianapolis, Indiana (a wholesale pharmaceutical distributor). See Notes (1) and (2).
GARNET R. MARSH, 85.................................................................    1977
  Widow of Ermal W. Marsh, founder of the Corporation; mother of Don E. Marsh, C.
  Alan Marsh and William L. Marsh.

- ---------------

(1) Member of the Audit Committee.
(2) Member of the Executive Committee.
(3) Member of Salary Committee.
(4) Since April 1, 1995, the largest aggregate amount of indebtedness outstanding and owed by Don E. Marsh to the Corporation was $264,058, which is the principal amount of, and accrued interest at the rate of 6% per annum on, a loan which the Salary Committee authorized the Corporation to make to Mr. Marsh and to other optionees under the 1980 Marsh Stock Plan to fund the exercise of options granted under such plan which would have expired May 31, 1993. The loan is due May 28, 1998.

COMMITTEES OF THE BOARD

     The Board of Directors has standing Executive, Audit and Salary committees, membership in which is indicated in the preceding table, but does not have a nominating committee. During fiscal year 1996, the Board of Directors held five meetings, the Audit Committee held two meetings and the Salary Committee held three meetings. The Executive Committee did not hold any meetings during the fiscal year. All directors, other than Garnet R. Marsh, attended at least 75% of the aggregate of all Board meetings and committee meetings of which they were members during the fiscal year.

     The Executive Committee is empowered to exercise authority over the affairs of the Corporation during intervals between meetings of the Board of Directors. The Audit Committee reviews matters involving the work of independent auditors and is responsible for their selection, subject to the approval of the Board of Directors.

     The Salary Committee, composed entirely of directors who are not employees of the Corporation, reviews and approves the compensation policies and actions affecting officers, employment and severance arrangements, benefits awarded under the Corporation's incentive plans, such as the Management Incentive Plan and the 1991 Employee Stock Incentive Plan, and determines participation in the Executive Life Insurance Plan and the Supplemental Retirement Plan.

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who was not an employee of the Corporation or any of its subsidiaries (an "Outside Director") received an annual retainer of $20,000 during the fiscal year. The Chairman of each standing committee of the Board of Directors who is an Outside Director also received an additional fee of $5,000 for serving in that capacity. A director may elect to have all or a portion of the foregoing fees deferred under a deferred compensation plan offered by the Corporation. In fiscal year 1996, fees paid to Outside Directors for services in all capacities aggregated $131,667.

     Each Outside Director who was serving on the Board of Directors on August 4, 1992, or who is first elected to the Board of Directors thereafter, is entitled to a one-time grant of 500 shares of restricted Class B Common Stock of the Corporation under the 1992 Stock Option Plan for Outside Directors approved by the shareholders at the 1992 Annual Meeting. The 1992 Stock Option Plan also provides for the granting of non-qualified stock options for 1,500 shares of Class B Common Stock upon each election of an Outside Director to the Board of Directors during the term of the Plan, which expires in 2002.

     A director who is not an Outside Director does not receive any fee for serving as a director, Chairman of the Board, or Chairman of any standing committee and is not eligible to receive grants of either options or restricted stock under the 1992 Stock Option Plan for Outside Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. C. Alan Marsh owns a 17.5% interest in McWheel Properties, LLC, a limited liability company to which the Corporation paid rent of $418,537 in fiscal year 1996 for a supermarket facility in Muncie, Indiana, upon terms no less favorable than the Corporation could have obtained from unaffiliated third parties.

     Mr. J. Michael Blakley is a director of the Corporation and Chairman of the Board and Chief Executive Officer of The Blakley Corporation, a full service flooring company, which, as a subcontractor of the general contractor which constructed a supermarket facility in fiscal year 1996, indirectly supplied $328,275 of flooring material to the Corporation. The Blakley Corporation also supplied directly to the Corporation in fiscal year 1996 $12,135 of flooring materials in the ordinary course of business and upon terms which were no less favorable than the Corporation could have obtained from unaffiliated third parties.

     See succeeding paragraphs and footnotes to the preceding table regarding nominees and incumbent directors for information regarding other relationships and related transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Jack E. Buckles is a director of the Corporation and a partner in the law firm of Beasley Gilkison Retherford Buckles & Clark, which the Corporation has retained and intends to continue to retain.

     Mr. James K. Risk, III, is a director of the Corporation and President and Chief Executive Officer of Kirby Risk Corporation, a wholesale electrical equipment distributor from which the Corporation purchased $287,541 of electrical supplies in the ordinary course of business during fiscal year 1996 upon terms which the Corporation believes were no less favorable than it could have obtained from unaffiliated third parties.

                  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL OWNERS

MANAGEMENT'S STOCK OWNERSHIP

     The following table sets forth, as of June 3, 1996, certain information regarding the beneficial ownership of the Corporation's Common Stock by all directors and nominees, by the Named Officers, and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power over the shares of Class A Common Stock and the Class B Common Stock listed as beneficially owned by such person.

                                                  NUMBER AND NATURE OF          PERCENT OF CLASS
                                                  BENEFICIAL OWNERSHIP           OUTSTANDING(1)
                                                  ---------------------       ---------------------
                      NAME                        CLASS A       CLASS B       CLASS A       CLASS B
- ------------------------------------------------  -------       -------       -------       -------
J. Michael Blakley..............................        0             0
Jack E. Buckles.................................    2,125         3,875(2)
Charles R. Clark................................      375         2,500(3)
Stephen M. Huse.................................      589         2,374(3)
C. Alan Marsh...................................  223,907(4)    246,134(4)       5.8%          5.4%
Don E. Marsh....................................  348,952(5)    374,889(5)       9.1%          8.2%
Garnet R. Marsh.................................  271,662(6)    320,260(6)       7.1%          7.0%
William L. Marsh................................  341,063(7)    279,496(7)       8.9%          6.1%
James K. Risk, III..............................      225         2,225(3)
K. Clay Smith...................................      500         3,250(2)
Ronald R. Walicki...............................   27,396(8)     46,993(8)                     1.0%
David M. Redden.................................   17,146(9)     32,740(9)
All directors and executive officers as a group
  (17 persons)..................................  770,390(10)   922,304(10)     20.0%         20.3%

- ---------------

 (1) Percentages less than 1% of the outstanding shares of either class of Common Stock are not shown.
 (2) Includes options to acquire 2,250 shares of Class B Common Stock which are currently exercisable.
 (3) Includes options to acquire 1,500 shares of Class B Common Stock which are currently exercisable.
 (4) Includes 113,343 shares owned by one of the trusts described in Note (6) below with respect to which C. Alan Marsh is a co-trustee. Also includes options to acquire 20,525 shares of Class A Common Stock and 42,425 shares of Class B Common Stock which are currently exercisable.
 (5) Includes 5,466 shares of Class A Common Stock and 3,312 shares of Class B Common Stock owned by members of immediate family, 9,878 shares of Class A Common Stock and 1,140 shares of Class B Common Stock with respect to which Don E. Marsh is trustee, and 113,343 shares owned by one of the trusts described in Note (6) below with respect to which Don E. Marsh is a co-trustee. Also includes options to acquire 35,250 shares of Class A Common Stock and 76,250 shares of Class B Common Stock which are currently exercisable.
 (6) Includes 253,743 shares owned by two trusts of which Garnet R. Marsh is either the life tenant or income beneficiary. Don E. Marsh, C. Alan Marsh and William L. Marsh each has a one-third remainder interest in each of the foregoing trusts, subject to the life estate of Garnet R. Marsh and share voting and investment powers with respect to 113,343 shares in one of such trusts with Garnet R. Marsh as co-trustees. William L. Marsh is a co-trustee of the other trust. Also includes options to acquire 2,250 shares of Class B Common Stock which are currently exercisable.

 (7) Includes 1,140 shares of Class A Common Stock and 264 shares of Class B Common Stock owned by members of immediate family and 253,743 shares owned by the trusts described in Note (6) above with respect to which William L. Marsh is a co-trustee. Also includes options to acquire 11,725 shares of Class A Common Stock and 25,075 shares of Class B Common Stock which are currently exercisable.
 (8) Includes options to acquire 17,350 shares of Class A Common Stock and 37,000 shares of Class B Common Stock which are currently exercisable.
 (9) Includes options to acquire 8,325 shares of Class A Common Stock and 25,175 shares of Class B Common Stock which are currently exercisable.
(10) Includes options to acquire 101,600 shares of Class A Common Stock and 255,375 shares of Class B Common Stock which are currently exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Corporation, as of June 3, 1996, other than Garnet
R. Marsh*, Don E. Marsh*, C. Alan Marsh* and William L. Marsh* whose security ownership is listed in the preceding table, the only other beneficial owner of more than 5% of the outstanding shares of Class A Common Stock is set forth in the following table:

                                                       PERCENT OF
                                                        CLASS A
   NAME AND ADDRESS OF       AMOUNT AND NATURE OF     COMMON STOCK
    BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OUTSTANDING
- -------------------------    --------------------     ------------
GREAT AMERICAN INSURANCE        706,844 shares(1)         18.3%
  COMPANY,
  c/o American Financial
  Corporation
  One East Fourth Street
  Cincinnati, Ohio

- ---------------

  * Mailing address is 9800 Crosspoint Boulevard, Indianapolis, Indiana.
(1) As reflected in Schedule 13D, dated March 18, 1983, as amended by Amendment No. 1 thereto, dated March 23, 1983, Amendment No. 2 thereto, dated July 30, 1986, Amendment No. 3 thereto, dated November 1, 1991, and Amendment No. 4 thereto, dated January 14, 1992, filed by American Financial Corporation and Carl H. Lindner with the Securities and Exchange Commission.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or distributed by the Corporation for services in all capacities for fiscal years ended April 2,1994, April 1, 1995 and March 30, 1996, to the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Corporation whose compensation exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                   ANNUAL COMPENSATION                        AWARDS
                                     -----------------------------------------------   ---------------------    ALL OTHER
    NAME AND PRINCIPAL      FISCAL                                   OTHER ANNUAL      SECURITIES UNDERLYING   COMPENSATION
         POSITION            YEAR    SALARY($)(A)   BONUS($)(B)   COMPENSATION($)(C)     OPTIONS/SARS (#)       (D)(E)($)
- --------------------------  ------   ------------   -----------   ------------------   ---------------------   ------------
Don E. Marsh,
  Director; Chairman of      1996      $550,000      $  20,000         $ 10,425        Class B      75,000       $ 26,214
  the Board; President &     1995      $525,000      $  75,000         $  8,529        Class B      24,000       $ 23,992
  Chief Executive Officer    1994      $516,635      $       0         $  7,408        Class B         0         $ 23,247
C. Alan Marsh,
  Director; Vice Chairman
  of the Board and Senior    1996      $275,000      $  25,000         $  5,309        Class B      15,000       $ 15,348
  Vice President,            1995      $253,846      $  25,000         $  5,042        Class B      12,000       $ 16,242
  Corporate Development      1994      $301,442      $       0         $  6,550        Class B         0         $ 17,973
Ronald R. Walicki,
  President & Chief          1996      $250,000      $  50,000         $  6,678        Class B      20,000       $ 19,398
  Operating Officer          1995      $250,000      $  22,115         $  6,343        Class B      11,500       $ 19,427
  Supermarket Division       1994      $254,808      $  27,885         $  7,361        Class B         0         $ 18,658
David M. Redden,
  President & Chief          1996      $250,000      $  50,000         $  2,767        Class B      20,000       $  8,942
  Operating Officer,         1995      $250,000      $       0         $  2,628        Class B      10,500       $  9,086
  Village Pantry Division    1994      $231,731      $       0         $  1,873        Class B         0         $ 13,101
William L. Marsh,
  Director; Vice
  President -- General       1996      $230,000      $       0         $  2,794        Class B      15,000       $  7,601
  Manager, Property          1995      $210,000      $       0         $  2,283        Class B       7,500       $ 44,434
  Management                 1994      $204,808      $       0         $  2,443        Class B         0         $  7,301

- ---------------

(a) Includes salary earned in 53rd week of fiscal year 1994.
(b) Cash bonuses authorized by the Salary Committee.
(c) Represents reimbursement for income taxes on premiums paid under Executive Life Insurance Plan.
(d) Perquisites or other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of salary and bonus, except for W.
    L. Marsh, who received in fiscal year 1995 property valued at $32,012 upon expiration of a vehicle lease.
(e) Includes for fiscal year 1996: (i) Executive Life Insurance Plan premiums of $16,034, $8,166, $10,272, $4,256 and $4,298, respectively; (ii) Supplemental
    Long-Term Disability Plan premiums of $10,180, $5,503, $6,816, $2,376 and $3,303, respectively; and (iii) contributions to the Corporation's 401(k) plan in the amount of $1,679, $2,310 and $2,310 for C. A. Marsh, R. R. Walicki and D. M. Redden, respectively.

OPTIONS/SAR GRANTS TABLE

     The following table provides information as to options granted to the Named Officers during fiscal year 1996. No separate SARs were granted during fiscal year 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                                      ---------------------------------------------------------        VALUE AT ASSUMED
                                       NUMBER OF                                                       ANNUAL RATES OF
                                       SECURITIES      % OF TOTAL                                        STOCK PRICE
                                       UNDERLYING     OPTIONS/SARS                                     APPRECIATION FOR
                                      OPTIONS/SARS     GRANTED TO     EXERCISE OR                        OPTION TERM
                                        GRANTED       EMPLOYEES IN    BASE PRICE     EXPIRATION    ------------------------
                NAME                     (#)(1)       FISCAL YEAR       ($/SH)        DATE(2)        5%($)         10%($)
- ------------------------------------- ------------    ------------    -----------    ----------    ----------    ----------
Don E. Marsh.........................    75,000           21.13%        $ 13.50       12/1/05      $1,649,243    $2,626,164
C. Alan Marsh........................    15,000            4.23%        $ 13.50       12/1/05      $  329,839    $  525,253
Ronald R. Walicki....................    20,000            5.63%        $ 13.50       12/1/05      $  439,789    $  700,310
David M. Redden......................    20,000            5.63%        $ 13.50       12/1/05      $  439,789    $  700,310
William L. Marsh.....................    15,000            4.23%        $ 13.50       12/1/05      $  329,839    $  525,233

- ---------------

(1) Options were granted on December 1, 1995 and vest equally on each of the first four anniversaries of the date of grant. There are no criteria for vesting other than continued employment through the vesting dates and there are no other material terms of the options except that in the event of a change in control or potential change in control any options which are not then exercisable will become exercisable and fully vested.
(2) Assumed expiration date.

OPTIONS/SAR EXERCISES AND FISCAL YEAR END VALUES TABLE

     The following table sets forth information with respect to the exercise of options and SARs during, and the unexercised options and SARs held at the end of the fiscal year ended March 30, 1996, by the Named Officers. No SARs were granted during the fiscal year 1996. No options were exercised during fiscal year 1996.

    AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                            OPTION/SAR VALUES TABLE

                                                             NUMBER OF SECURITIES
                                                                   UNDERLYING                    VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                                                FISCAL YEAR END                AT FISCAL YEAR END($)(A)
                                                        -------------------------------     -------------------------------
                     NAME                       CLASS   EXERCISABLE       UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
- ----------------------------------------------  -----   -----------       -------------     -----------       -------------
Don E. Marsh..................................    A        35,250             75,000         $ 101,850          $ 909,375
                                                  B        76,250             12,000         $ 244,800          $ 144,000

C. Alan Marsh.................................    A        20,525             15,000         $  62,747          $ 181,875
                                                  B        42,425              6,000         $ 134,100          $  72,000

Ronald R. Walicki.............................    A        17,350             20,000         $  52,744          $ 242,500
                                                  B        37,000              5,750         $ 121,200          $  69,000

David M. Redden...............................    A         8,325             20,000         $  24,553          $ 242,500
                                                  B        25,175              5,250         $  87,300          $  63,000

William L. Marsh..............................    A        11,725             15,000         $  33,647          $ 181,875
                                                  B        25,075              3,750         $  78,300          $  45,000


- ---------------

(a) Value of unexercised options based on fiscal year end per share price of $12.125 for Class A Common Stock and $12.00 for Class B Common Stock.

RETIREMENT PLANS

     The following table illustrates the estimated annual pension benefits under the Employees' Pension Plan of Marsh Supermarkets, Inc. and Subsidiaries (taking Social Security benefits into account, but without regard to any survivorship benefit to an eligible spouse) (the "Pension Plan") payable for a single straight life annuity upon normal retirement age at the compensation levels and years of benefit service shown, as well as under the supplemental retirement plan which provides benefits that would otherwise be denied to participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

                      ESTIMATED RETIREMENT BENEFITS TABLE

AVERAGE ANNUAL        ESTIMATED ANNUAL RETIREMENT
 COMPENSATION         BENEFITS AT VARIOUS YEARS OF
 DURING LAST                BENEFIT SERVICE
  4 YEARS OF       ----------------------------------
   SERVICE         10 YEARS     20 YEARS     30 YEARS
- --------------     --------     --------     --------
    200,000          85,204       85,204       85,024
    280,000         125,024      125,024      125,024
    360,000         165,024      165,024      165,024
    440,000         205,024      205,024      205,024
    520,000         245,024      245,024      245,024
    600,000         285,024      285,024      285,024
    680,000         325,024      325,024      325,024
    760,000         365,024      365,024      365,024
    840,000         405,024      405,024      405,024

     Under the Pension Plan, monthly retirement benefits are computed on the basis of highest average monthly earnings during any 48 consecutive months of the last 120 months preceding retirement. The compensation covered by the Pension Plan includes all monthly earnings, but excludes amounts paid under the Management Incentive Plan or similar plans prior to January 1,1985. Benefits payable under the supplemental plan exclude the sum of benefits payable under
(i) the Pension Plan, (ii) Social Security, and (iii) any other qualified defined benefit plan of any prior employer.

     As of June 3, 1996, Don E. Marsh, C. Alan Marsh, Ronald R. Walicki, David
M. Redden and William L. Marsh had 38, 31, 32, 26 and 30 years of benefit service, respectively. Assuming that the Named Officers continue in their present positions at their current salaries until retirement at age 65, their estimated annual pensions under the Pension Plan and the supplemental retirement plan would be $287,300, $143,901, $152,899, $138,743 and $103,386, respectively.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation has employment agreements with Don E. Marsh, C. Alan Marsh and William L. Marsh, which were amended and restated as of December 31, 1992, for terms of three years each, subject to termination or automatic extension as provided in the agreements. Under the agreements, the base annual salaries for Don E. Marsh, C. Alan Marsh and William L. Marsh are $440,000, $275,000 and $165,000, respectively, subject to periodic review and increase, but not decrease, by the Committee or the Board of Directors. The agreements also provide that, in the event of a "Change in Control" of the Corporation and the subsequent severance of employment, the employee shall receive severance pay in an amount equal to three times the sum of the employee's highest base salary during the last 12 months and the highest cash bonus during the last 24 months, together with certain other limited employee benefits, as described in the agreements. In the event a "Change in Control" had occurred on June 3, 1996 and the employment of all the Named Officers had been severed as of that date, Don E. Marsh, C. Alan Marsh and William L. Marsh would have been entitled to receive severance pay in the aggregate amount of $1,710,000, $900,000, $690,000, respectively, along with certain other limited employee benefits.

REPORT OF THE SALARY COMMITTEE OF THE BOARD OF DIRECTORS

  Compensation Philosophy

     The Salary Committee of the Board of Directors believes that the primary objective of the Corporation's executive compensation policies should be:

     - To attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at selected peer companies of comparable size and position in the retail or other businesses, as appropriate, while maintaining compensation within levels that are consistent with the Corporation's business plan, financial objectives and operating performance;

     - To provide appropriate incentives for executives to work toward the achievement of the Corporation's annual budgetary targets established in the Corporation's business plan; and

     - To align more closely the interests of executives with those of shareholders and the long-term interest of the Corporation by providing long-term incentive compensation in the form of stock options, restricted stock or other equity-based long-term incentive compensation.

     The Committee believes that the Corporation's executive compensation policies should be reviewed each year following the time when the financial results of the Corporation's prior fiscal year become available. The policies are reviewed in light of their consistency with the Corporation's financial performance, its business plan and its position within the retail industry, as well as the compensation policies of similar companies in the retail business. The compensation of individual executives is reviewed at least annually by the Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Corporation's executive compensation policies, the Committee looks to executive compensation for other companies with businesses reasonably related to the Corporation's business, but may also consider factors which are unique to the Corporation. The Committee believes that for the current year and for the foreseeable future, the companies included in the retail industry are generally appropriate for comparison, particularly after taking into account differences in size and factors which might affect limited segments of such industry. The Committee will continue to review compensation information from the performance peer group and may supplement such information with data from other organizations in the industry or geographic area in which the Corporation operates.

     The Committee believes that, in addition to corporate performance and specific business unit performance, it is appropriate to consider, in setting and reviewing executive compensation, the personal contributions a particular individual may make to the success of the corporate enterprise. This includes quantitative measures against objectives as well as qualitative factors such as leadership skills, planning initiatives, development and morale skills, public affairs and civic involvement. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

     The Committee believes that the above philosophy furthers the shareholders' interest since a significant part of executive compensation is based on obtaining results that are beneficial to all shareholders. At the same time, the Committee believes the philosophy encourages responsible management of the Corporation in the short term. The Committee regularly reviews its philosophy so that the overall philosophy is as effective as practicable in furthering shareholder interest. The Committee bases its review on the experience of its members, on information requested from management, and on discussions with and information compiled by independent compensation consultants.

COMPENSATION OF EXECUTIVES OTHER THAN THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation of executive officers (other than the Chief Executive Officer) for fiscal year 1996 should be comprised of base compensation, annual incentive compensation and long-term incentive compensation and has applied the policies described herein as set forth below.

          Base Compensation. Base compensation for executive officers of the Corporation is currently set at approximately the fiftieth to seventy-fifth percentile of the base compensation of executive officers with similar responsibilities at other selected peer group companies included in the performance graph. These compensation levels have enabled the Corporation to attract and retain talented executives while keeping compensation in line with the financial objectives of the Corporation. Accordingly, the Committee believes that the current policy concerning base compensation should be continued. In determining whether an increase in base compensation was appropriate for fiscal year 1996, the Committee reviewed the salary ranges recommended by management and consulted with the Chief Executive Officer. The Committee subjectively determined on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Corporation specifically the levels of base compensation it deemed appropriate for each executive officer after taking into consideration their respective contributions and external non-controllable market conditions. As a result of this analysis, increases averaging 2.8% in the base salaries of executive officers (other than the Chief Executive Officer) were awarded during fiscal year 1996, reflecting the Committee's subjective judgment as to the individual contributions to the success of meeting the Corporation's budgetary or other targets and to the Corporation's overall performance. The Committee did not assign any relative weight to the quantitative and qualitative factors that it applied subjectively in reaching its base compensation decisions.

          Annual Incentive Compensation. The Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Committee has relied on cash bonuses. Generally, bonuses have been awarded under the Management Incentive Plan under which cash awards equal to a percentage of a fiscal year base salary can be granted to officers and key employees based on the extent to which actual earnings of the Corporation during a fiscal year are 80% or more of the earnings target approved by the Committee for such fiscal year. The amount of any award varies with the level of responsibility and the percentage of actual earnings to target earnings, with a maximum bonus predicated on 150% of the target bonus percentage for each responsibility level. The Committee also has awarded periodically discretionary bonuses to officers and other employees based on recommendations from management and consultations with the Chief Executive Officer. Based on discussions with the Chief Executive Officer and the members' experience in business generally, the Committee determined subjectively the amount of each such bonus after taking into consideration the employee's past and potential for future contributions to the Corporation. During fiscal year 1996, no bonuses were awarded under the Management Incentive Plan, but discretionary bonuses aggregating $125,000 were awarded to executive officers other than the Chief Executive Officer.

          Long-Term Incentive Compensation. Stock options are currently the principal vehicle for payment of long-term incentive compensation. The Committee believes that an integral part of the Corporation's executive compensation policies is equity-based compensation plans which encourage and create ownership of the Corporation's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Marsh Equity Ownership Plan, the 1987 Stock Option Plan and the 1991 Plan. The Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of options with that goal in mind.

          The Corporation has no set policy as to when stock options should be awarded, although historically stock options generally have been awarded during or near the period between the end of the fiscal year and the next succeeding annual meeting of shareholders. The Committee believes that the Corporation should make it a part of its regular executive compensation policies to grant periodic awards of stock options to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer. This grant should be made within guidelines established at the time of the annual review. The Committee's policy is that the material terms of stock options should not be amended after grant and that the Committee should take into account the number of shares and options held by each executive officer. During fiscal year 1996, the Committee authorized grants under the 1991 Plan to officers and other key employees, other than the Chief Executive Officer, of options to purchase an aggregate of 285,000 shares of Class A Common Stock at an exercise price of $13.50 per share, the per share closing price on the date of the grants.

          The Committee believes that greater reliance can be placed on long-term incentive compensation, with a view to setting the overall values of the Corporation's compensation package for executive officers at approximately the 50th to 75th percentile of total compensation packages for executives of the selected peer group companies if the Corporation achieves the annual earnings target, with maximum total compensation at the 75th to 90th percentile. The long-term awards may be composed of vehicles in addition to stock options, such as restricted stock, phantom stock, or stock appreciation rights, still keeping within the target and maximum total compensation levels.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee believes that the compensation package for the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Corporation's financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

     1996 Compensation of the Chief Executive Officer. In setting the salary and incentive compensation levels of the Chief Executive Officer for fiscal year 1996, the Committee reviewed his performance in moving the Corporation towards its desired strategic direction. Although these strategic moves in conjunction with competitive conditions have caused earnings dilution in the short term, the Committee considered these strategic moves to be in the best long term interests of the Corporation and its shareholders. Based on these factors, and considering the leadership skills and individual efforts of the Chief Executive Officer in guiding overall performance in light of significant past and future competitive changes, as well as recognizing his continuing active leadership role in local, state, and industry matters, the Committee awarded the Chief Executive Officer a 4.7% increase in base compensation, a cash bonus of $20,000 and options for 75,000 shares of Class A Common Stock at an exercise price of $13.50.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted as a part of OBRA, generally disallows a tax deduction to public companies for compensation paid to any executive officer in excess of $1,000,000 annually. Under the IRS regulations, executive compensation pursuant to the Corporation's stock incentive plans should qualify as performance-based compensation and therefore be excluded from the calculation of the deduction limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because executive officer compensation is well below the limit and because the Committee intends to continue utilizing performance-based compensation.

                                Stephen M. Huse, Chairman
                                Jack E. Buckles
                                James K. Risk, III

                               PERFORMANCE GRAPH

             MARSH SUPERMARKETS, INC., RUSSELL 2000, AND PEER GROUP
                 COMPARISON OF TOTAL RETURN TO SHAREHOLDERS(1)

                                   [GRAPH]

                                           MARSH                MARSH
                                      SUPERMARKETS, INC.   SUPERMARKETS, INC.   RUSSELL          PEER
      MEASUREMENT PERIOD                (CLASS A)(3)         (CLASS B)(3)       2000(3)       GROUP(2)(3)
    (FISCAL YEAR COVERED)
1991                                       100                   100             100             100
1992                                        57                    87             119              95
1993                                        63                    63             134              90
1994                                        72                    56             147              82
1995                                        69                    51             152              88
1996                                        65                    69             193             112

- ---------------

(1) Assumes $100 investment on March 30, 1991 in Marsh Supermarkets, Inc., Russell 2000, and Peer Group. Total returns are calculated on dividends reinvested basis. Indices are weighted by market capitalization. Total returns for Marsh Supermarkets, Inc. include returns on Marsh Supermarkets, Inc. Common Stock prior to the recapitalization in May 1991 creating the Class A Common Stock and Class B Common Stock.
(2) Peer Group comprised of the following companies:

    Bruno's Inc.                               Quality Food Centers Inc.
    Casey's General Stores, Inc.               Riser Foods, Inc. (Class A)
    Delchamps, Inc.                            Seaway Food Town, Inc.
    Eagle Food Centers, Inc.                   Smith's Food and Drug Centers, Inc.
    Foodarama Supermarkets, Inc.               Stop and Shop Companies, Inc.*
    Giant Foods, Inc.                          Uni-Marts, Inc. (Class A)
    Hannaford Bros. Company                    Village Supermarkets, Inc.
    Ingles Markets Inc.                        The Vons Companies, Inc.
    The Penn Traffic Company                   Weis Markets, Inc.

     * Five years of data were not available. Includes four years of data for Stop and Shop.

(3) Data for Marsh Supermarkets, Inc., Peer Group and Russell 2000 was provided by D.F. King & Co., Inc.

            COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who own more than 10% of the outstanding shares of a registered class of a corporation's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the corporation with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Corporation, the Corporation believes that its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements of Section 16(a) during fiscal year 1996, except T. R. Varner who inadvertently failed to report timely on Form 4 all of the shares of one class of the Corporation's common stock owned directly by his spouse and in which he disclaimed any beneficial ownership.

                              INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the firm of Ernst & Young LLP, which audited the Corporation's financial statements for the past fiscal year, has been appointed by the Board of Directors as the Corporation's independent auditors to audit the consolidated financial statements for the fiscal year to end March 29, 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting, and will have an opportunity to make a statement and respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the election of directors. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters. Shareholder proposals, intended to be included in the proxy material relating to the Annual Meeting of Shareholders to be held August 5, 1997, must be received by the Corporation not later than February 27, 1997. Such proposals should be addressed to the Corporate Secretary.

                                          By order of the Board of Directors

                                          MARSH SUPERMARKETS, INC.

                                          By:  /s/ P. LAWRENCE BUTT
                                             -----------------------------------
                                             P. Lawrence Butt, Secretary

Indianapolis, Indiana
June 27, 1996

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 30, 1996 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO P. LAWRENCE BUTT, SECRETARY, MARSH SUPERMARKETS, INC., 9800 CROSSPOINT BOULEVARD, INDIANAPOLIS, INDIANA 46256-3350. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE CORPORATION'S COST.

                                                                     APPENDIX A


                            MARSH SUPERMARKETS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Don E. Marsh, Jack E. Buckles and K. Clay Smith, or any one of them, as proxies, each with the power of substitution, and authorizes them to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. held of record by the undersigned on June 3, 1996, at the Annual Meeting of Shareholders to be held August 6, 1996, and at any adjournment thereof.

    1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, C. Alan Marsh, James K. Risk, III, and J. Michael Blakley for terms of three years each.

        / / FOR ALL NOMINEES LISTED ABOVE                       / / WITHHOLD AUTHORITY TO VOTE
            EXCEPT THOSE WHOSE NAMES ARE                            ALL NOMINEES.
            WRITTEN BELOW:

- -------------------------------------------------------

    2. In their discretion with respect to such other business as may properly come before the meeting.

(PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY IN THE ACCOMPANYING
                               ENVELOPE PROMPTLY)

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

    Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 27, 1996, and the 1996 Annual Report to Shareholders is hereby acknowledged.

    Please sign exactly as your name(s) appear hereon. If shares are owned jointly, all owners should sign. If signing as attorney, executor, administrator, trustee, guardian, corporate officer or other representative capacity, please indicate your full title as such.

                                             Dated:                   , 1996
                                                    ------------------

                                             --------------------------------
                                             Signature


                                             ---------------------------------
                                             Signature

                                                                      APPENDIX B

                            MARSH SUPERMARKETS, INC.
                          MARSH EQUITY OWNERSHIP PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes the Trustee of the Marsh Equity Ownership Plan ("Plan") to appoint Don E. Marsh, Jack E. Buckles and K. Clay Smith, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 3, 1996, at the Annual Meeting of Shareholders to be held August 6, 1996, and at any adjournment thereof.

    1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, C. Alan Marsh, James K. Risk, III, and J. Michael Blakley for terms of three
       (3) years each.

        / / FOR ALL NOMINEES LISTED ABOVE                       / / WITHHOLD AUTHORITY TO VOTE
            EXCEPT THOSE WHOSE NAMES ARE                            ALL NOMINEES.
            WRITTEN BELOW:

- -------------------------------------------------------

    2. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY)

    UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

    Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 27, 1996, and the 1996 Annual Report to Shareholders is hereby acknowledged.

    Please sign exactly as your name(s) appear below.

                                             Dated:                       , 1996
                                                   -----------------------

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature

                                                                      APPENDIX C

                            MARSH SUPERMARKETS, INC.
                                   401-K PLAN

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby authorizes the Trustee of the Marsh Supermarkets, Inc. 401-K Plan ("Plan") to appoint Don E. Marsh, Jack E. Buckles and K. Clay Smith, or any one of them, as attorneys-in-fact and proxies, each with the power of substitution, and authorizes such persons to represent the undersigned, and to vote as indicated hereon all shares of Class A Common Stock of Marsh Supermarkets, Inc. credited to the undersigned's account in the Plan as of June 3, 1996, at the Annual Meeting of Shareholders to be held August 6, 1996, and at any adjournment thereof.

    1. The election of four (4) directors. NOMINEES ARE: Charles R. Clark, C. Alan Marsh, James K. Risk, III, and J. Michael Blakley for terms of three years (3) each.

        / / FOR ALL NOMINEES LISTED ABOVE                       / / WITHHOLD AUTHORITY TO VOTE
            EXCEPT THOSE WHOSE NAMES ARE                            ALL NOMINEES.
            WRITTEN BELOW:

- -------------------------------------------------------

    2. In their discretion with respect to such other business as may properly come before the meeting.

 (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD IN THE
                        ACCOMPANYING ENVELOPE PROMPTLY)

    UNLESS OTHERWISE SPECIFIED, THIS INSTRUCTION CARD WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

    Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated June 27, 1996, and the 1996 Annual Report to Shareholders is hereby acknowledged.

    Please sign exactly as your name(s) appear below.

                                             Dated:                       , 1996
                                                   -----------------------

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature